EXHIBIT 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

(Jefferson at Perimeter Apartments, Atlanta, Georgia)

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of April 13, 2018, by and between BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).

RECITALS:

A.    Seller and Buyer are parties to that certain agreement titled “Purchase and Sale Agreement and Joint Escrow Instructions” dated as of March 26, 2018 (the “Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.

B.    Seller and Buyer mutually desire to amend the Agreement as provided in this Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.Service Contracts. Exhibit “H” to the Agreement is hereby deleted in its entirety and replaced with Exhibit “H” attached hereto. For the avoidance of doubt, the Comcast contract referenced in Exhibit “H” as “Cable TV – Services Agreement” shall refer to that certain Services Agreement between Seller and Comcast Cable Communications Management, LLC (together with its successors and assigns, “Comcast”) dated as of April 1, 2018 (the “Service Agreement”), and not that certain Services Agreement between Seller’s predecessor-in-interest (i.e., Jefferson at Perimeter, L.P.) and Comcast of Georgia/Virginia, Inc. dated as of October 19, 2009 (the “2009 Agreement”), which shall not be assigned by Seller or assumed by Buyer at Closing. Buyer and Seller acknowledge that the Service Agreement supersedes the 2009 Agreement pursuant to Section 17(h) of such Service Agreement and the 2009 Agreement is no longer in effect as of the date of this Amendment. Additionally, the Comcast contract referenced in Exhibit “H” as “Cable TV – Compensation Agreement” shall refer to that certain Compensation Agreement between Seller and Comcast dated as of April 1, 2018 (the “Compensation Agreement”).

12453467.5	Jefferson at Perimeter - First Amendment to Purchase Agreement and Joint Escrow Instructions
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2.    Laundry Contract. The Agreement is hereby amended to provide that the Laundry Contract is not a “Must Assume” Service Contract. In the event Buyer notifies Seller in Buyer’s Service Contract Notice that Buyer desires to have the Laundry Contract terminated at Closing, then such termination shall be at Buyer’s sole cost and expense, including, without limitation, payment by Buyer of any and all door fees, termination fees and penalties payable on, after or as a result of such termination, and any reimbursements of “Allowance” (as that term is defined in the Laundry Contract) due upon an early termination arising under the Laundry Contract prior to Closing.
3.    Income Under Cable Contract. Notwithstanding the provisions of Section 6.9.5 of the Agreement, all rights of Seller to receive income pursuant to, and referred to as “Per Unit Compensation” in the Compensation Agreement and “Payment” in the Service Agreement, shall be assigned to Buyer upon Closing and not prorated, and at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to any “Per Unit Compensation” or “Payment” (as such terms are defined in the Compensation Agreement and the Service Agreement, respectively) received by Seller prior to the Closing Date.
4.    No Other Amendments; This Amendment Governs and Controls. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby reinstated, ratified and affirmed. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Agreement, the provisions of this Amendment shall govern and control.

5.    Authority. Each party represents to the other party or parties that the individual executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.
7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
8.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.

[Signatures appear on following pages]

12453467.5	Jefferson at Perimeter - First Amendment to Purchase Agreement and Joint Escrow Instructions
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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER:
BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company By: __/s/ Olivia Hamlet______ Name: Olivia Hamlet Title: Managing Director and Vice President
(Signatures continue on following page)

12453467	Jefferson at Perimeter - First Amendment to Purchase Agreement and Joint Escrow Instructions

BUYER:
STEADFAST ASSET HOLDINGS, INC., a California corporation By: __/s/ Ana Marie del Rio______ Name: _Ana Marie del Rio_______ Title:__Secretary_______________

12453467.5	Jefferson at Perimeter - First Amendment to Purchase Agreement and Joint Escrow Instructions

EXHIBIT “H”
SERVICE CONTRACTS

Vendor	Service Provided	Must Assume
Comcast	Cable TV – Services Agreement	Yes
Comcast	Cable TV – Compensation Agreement	Yes
Laundry	CSC	No
Avalon Water	Chill Water	Yes
Colt Security Agency	Intrusion Alarm	No
Rupert Landscape	Landscape Maintenance	Yes
Callmax	Answering Service	No
Atlanta Pest Control/Terminx	Termite	Yes
Nuvox/Windstream	Telephone	No
EGP	Copy Machine Service	Yes
Terminx	Pest Control	Yes
Terminx	Pest Control	Yes

H-1